UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2025

Inspirato Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2025, Inspirato Incorporated (the “Company”), Inspirato LLC (“Inspirato LLC”) and certain subsidiaries of Inspirato LLC (collectively, the “Inspirato Parties”), Oakstone Ventures, Inc. (“Holder”) and Capital One Services, LLC (“Capital One,” together with Holder, collectively, the “Capital One Parties”), entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Company will terminate the 8% Senior Secured Convertible Note issued to Oakstone Ventures pursuant to the Investment Agreement dated August 7, 2023 (the “Note”) and related agreements, including the Guarantee and Collateral Agreement dated September 29, 2023 and the Master Services Agreement dated September 29, 2023 (collectively, the “Capital One Agreements”) at the closing of the merger contemplated by the Agreement and Plan of Merger dated June 25, 2025, by and among the Company, RR Merger Sub, Inc., and Buyerlink, Inc. (the “Merger Agreement”).
Pursuant to the Termination Agreement, effective simultaneously with and subject to the closing of the merger, the Company will pay the Holder a payoff amount of $20,000,000. Upon receipt of the payoff amount by the Holder, all Capital One Agreements will be terminated, and all related liabilities, obligations, and indebtedness (other than those expressly surviving termination) will be released, discharged, and satisfied in full.
Pursuant to the Termination Agreement, if the merger does not close by the Outside Date (as defined in the Merger Agreement) and in any event no later than December 15, 2025, the Capital One Parties may immediately initiate a process to sell or transfer the Note and the Inspirato Parties will cooperate in facilitating such sale or transfer.
Buyerlink has agreed that the Termination Agreement constitutes a reasonable amendment of the Note for purposes of the closing condition set forth in Section 5.3(f) of the Merger Agreement.
The foregoing summary of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company is engaged in preliminary discussions with certain potential financing sources regarding a possible capital raise to finance the termination of the Note. These discussions are ongoing and no definitive agreements have been executed at this time. There can be no assurance that the Company will enter into any definitive agreement or consummate any financing transaction on favorable terms, or at all.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	No.	Description
10.1		Termination Agreement, dated as of August 15, 2025, by and among Inspirato Incorporated, Inspirato LLC, subsidiaries of Inspirato LLC, Oakstone Ventures, Inc., and Capital One Services, LLC.
104		Cover Page Interactive Data File (Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED

Date: August 18, 2025	By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	President and Chief Executive Officer